Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

ASE Technology Holding Co., Ltd.

(Exact name of registrant as specified in its charter)

Table 1 – Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration fee

Equity	Common Shares, par value NT$10.00 per share	Rule 457(c) and (h)	15,000,000 (1)	$3.68(2)	$55,200,000(2)	$92.70 per $1,000,000	$5,117.04(3)
Total Offering Amount					$55,200,000		$5,117.04
Total Fee Offsets							—
Net Fee Due							$5,117.04

Notes:

(1)       This Registration Statement on Form S-8 (this “Registration Statement”) covers Common Shares, par value NT$10.00 per share (the “Shares”) of ASE Technology Holding Co., Ltd. (the “Company” or the “Registrant”) (i) issuable pursuant to the ASE Technology Holding Co., Ltd. 2021 Restricted Stock Awards Plan (the “Plan”) and (ii) pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), any additional Shares that become issuable under the Plan by reason of any stock dividend, stock split, or other similar transaction.

(2)       Estimated in accordance with Rule 457(c) and (h) solely for purposes of calculating the registration fee. The per share and aggregate offering prices are estimated based on the average of the high price of NT$103.5 and the low price of NT$101.5 of the Registrant’s Common Shares reported on the Taiwan Stock Exchange on February 23, 2022, which is within five business days prior to filing this Registration Statement, in accordance with Rule 457(c) under the Securities Act. For the purpose of calculating the per share and aggregate offering prices, New Taiwan dollar amounts were translated into U.S. dollars at a rate of NT$27.85 to US$1.00, the exchange rate as set forth in the H.10 weekly statistical release of the Federal Reserve System of the United States on February 18, 2022.

(3)       Rounded up to the nearest penny.